Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8, No. 33-37553) pertaining to the Penwest Savings and Stock Ownership Plan,

(2)	Registration Statement (Form S-8. No. 2-94198) pertaining to the Penwest Savings Plan,

(3)	Registration Statement (Form S-8, No. 333-92356) pertaining to the Penford Corporation 1994 Stock Option Plan,

(4)	Registration Statement (Form S-8, No. 333-133160) pertaining to the Penford Corporation 2006 Long-Term Incentive Plan,

(5)	Registration Statement (Form S-8, No. 033-58799) pertaining to the 1994 Stock Option Plan,

(6)	Registration Statement (Form S-3 033-88946) pertaining to the Penford Corporation Savings and Stock Ownership Plan,

(7)	Registration Statement (Form S-3 333-104509) pertaining to the resale of 650,000 shares of Penford Corporation common stock,

(8)	Registration Statement (Form S-8, No. 333-23433) pertaining to the 1994 Stock Option Plan, and

(9)	Registration Statement (Form S-3, No. 333-144996) pertaining to the potential future sale of Penford Corporation’s common stock, preferred stock or debt securities;
of our reports dated November 12, 2008, with respect to the consolidated financial statements of Penford Corporation and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Penford Corporation for the year ended August 31, 2008.

/s/ Ernst & Young LLP

Denver, Colorado
November 12, 2008